Exhibit 77(Q)(1)(a)

RESTATEMENT AND AMENDMENT #5
DECLARATION OF TRUST

FEDERATED SHORT-TERM MUNICIPAL TRUST

Dated:  April 2, 1999


	AMENDED AND RESTATED DECLARATION OF TRUST made April 2, 1999, by the undersigned, and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided.

	WHEREAS, the Trustees now desire to amend and restate the Declaration of Trust to permit the Board of Trustees to liquidate assets of the Trust without seeking shareholder approval.

	NOW, THEREFORE, the Trustees declare that all money and property contributed to the trust fund hereunder shall be held and managed under this Declaration of Trust IN TRUST as herein set froth below.

ARTICLE I

NAMES AND DEFINITIONS

Section 1.	Name.

This Trust shall be known as the Federated Short-Term Municipal Trust.

Section 2.	Definitions.

Wherever used herein, unless otherwise required by the context or specifically provided:

		(a)	The terms "Affiliated Person," "Assignment,"
"Commission," "Interested Person," "Majority Shareholder
Vote" (the 67% or 50% requirement of Section 2(a) (42) of the
1940 Act, whichever may be applicable) and "Principal
Underwriter" shall have the meanings given them in the 1940 Act, as amended from time to time;

		(b)	The "Trust" refers to the Federated Short-Term
Municipal Trust.

		(c)	"Accumulated Net Income" means the accumulated net
income of the Trust determined in the manner provided or authorized in Article X.

		(d)	"Class" refers to a class of Shares established and
designated under or in accordance with the provisions of Article
II;

		(e)	"Series" refers to a series of Shares established
and designated under or in accordance with the provisions of
Article III;

		(f)	"Series Company" refers to the form of a registered
open-end investment company described in Section 18(f)(2) of the 1940 Act or in any successor statutory provisions;

		(g)	"Shareholder" means a record owner of Shares of any
Series or Class;

		(h)	The "Trustees" refer to the individual Trustees in
their capacity as Trustees hereunder of the Trust and their successor or successors for the time being in office as such Trustees;

		(i)	"Shares" means the equal proportionate units of
interest into which the beneficial interest in the Trust shall be dividend form time to time, or if more than one Series or Class of Shares is authorized by the Trustees, the equal proportionate units into which each Series or Class of Shares shall be dividend from time to time and includes fractions of Shares as well as whole Shares; and

		(j)	The "1940 Act" refers to the Investment Company Act
of 1940, and the Rules and Regulations thereunder, (including any exemptions granted thereunder) as amended from time to time.

ARTICLE II
PURPOSE OF TRUST

	The purpose of this Trust is to provide investors a continuous source of managed investments by investing primarily in securities.

ARTICLE III
BENEFICIAL INTEREST

Section 1. 	Shares of Beneficial Interest.

	The beneficial interest in the Trust shall at all times be dividend into transferable Shares, without par value. Subject to the provisions of Section 5 of this Article III, each Share shall have voting rights as provided in Article VIII hereof, and holders of the Shares of any Series shall be entitled to receive dividends, when and as declared with respect thereto in the manner provided in Article X,
Section 1 hereof. The Shares of any Series may be issued in two or more Classes, as the Trustees may authorize pursuant to Article XII, Section 8 hereof. Unless the Trustees have authorized the issuance of Shares of a Series in two or more Classes, each Share of a Series shall represent an equal proportionate interest in the assets and liabilities of the Series with each other Share of the same Series, none having priority or preference over another. If the Trustees have authorized the issuance of Shares of a Series in two or more Classes, then the Classes may have such variations as to dividend, redemption, and voting rights, net asset values, expenses borne by the Classes, and other matters as the Trustees have authorized provided that each Share of a Class shall represent an equal proportionate interest in the assets and liabilities of the Class with each other Share of the same Class, none having priority or preference over another. The number of Shares authorized shall be unlimited. The Trustees may from time to time divide or combine the unlimited. The Trustees may form time to time divide or combine the Shares of any Series or Class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Series or Class.

Section 2. 	Ownership or Shares.

	The ownership of Shares shall be recorded in the books of the Trust or a transfer agent which books shall be maintained separately for the Shares of each Series or Class. The Trustees may make such rules as they consider appropriate for the transfer of Shares and similar matters. The record books of the Trust or any transfer agent, as the case may be, shall be conclusive as to who are the Shareholders of each Series or Class and as to the number of Shares of each Series or Class held from time to time by each.

Section 3.	Investment in the Trust.

	The Trustees shall accept investments in the Trust from such persons and on such terms as they may from time to time authorize.
After the date of the initial contribution of capital (which shall occur prior to the initial public offering of Shares), the number of Shares to represent the initial contribution shall be considered as outstanding and the amount received by the Trustees on account of the contribution shall be treated as an asset of the Trust to be allocated among any Series or Classes in the manner described in Section 5(a) of this Article. Subsequent to such initial contribution of capital, Shares (including Shares which may have been redeemed or repurchased by the Trust) may be issued or sold at a price which will net the relevant Series or Class, as the case may be, before paying any taxes in connection with such issue or sale, not less than the net asset value (as defined in Article X, Section 4) thereof; provided, however, that the Trustees may in their discretion impose a sales charge upon investments in the Trust.

Section 4.	No Pre-emptive Rights.

	Shareholders shall have no pre-emptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees.

Section 5.	Establishment and Designation of Series or Class.

	Without limiting the authority of the Trustees set forth in
Article XII, Section 8, inter alia, to establish and designate any additional series or class or to modify the rights and preferences of any existing Series or Class, the initial series shall be, and is established and designated as, Federated Short-Term Municipal Trust.

	Shares of any Series or Class established in this Section 5 shall have the following relative rights and preferences:

		(a)	Assets belonging to Series or Class.  All
consideration received by the Trust for the issue or sale of Shares of a particular Series or Class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived form the sale, exchange or liquidation of such proceeds whatever form the same may be, shall irrevocably belong to that Series or Class for all purposes subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" that Series or Class. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series or Class (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series or Classes established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable, and any General Assets so allocated to a particular Series or Class shall belong to that Series or Class. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes.

		(b)	Liabilities Belonging to Series or Class.  The assets
belonging to each particular Series or Class shall be charged with the liabilities of the Trust in respect to that Series or Class and all expenses, costs, charges and reserves attributable to that Series or Class, and any general liabilities of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees to and among any one or more of the Series or Classes established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable.
The liabilities, expenses, costs, charges and reserves so charged to a Series or Class are herein referred to as "liabilities belonging to" that Series or Class. Each allocation of liabilities belonging to a Series or by the Trustees shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes.

		(c)	Dividends, Distributions, Redemptions, Repurchases and
Indemnification. Notwithstanding any other provisions of this Declaration, including, without limitation, Article X, no dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any Series or Class) with respect to, nor any redemption or repurchase of the Shares of any Series Class shall be effected by the Trust other than from the assets belonging to such Series or Class, nor except as specifically provided in Section 1 of Article XI hereof, shall any Shareholder of any particular Series or Class otherwise have any right or claim against the assets belonging to any other Series or Class except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series or Class.

		(d)	Voting.	Notwithstanding any of the other
provisions of this Declaration, including, without limitation,
Section 1 of Article VIII, only Shareholders of a particular Series or Class shall be entitled to vote on any matters affecting such Series or Class. Except with respect to matters as to which any particular Series or Class is affected, all of the Shares of each Series or Class shall, on matters as to which such Series or Class is entitled to vote, vote with other Series or Classes so entitled as a single class. Notwithstanding the foregoing, with respect to matters which would otherwise be voted on by two or more Series or Classes as a single class, the Trustees may, in their sole discretion, submit such matters to the Shareholders of any or all such Series or Classes, separately.

		(e)	Fraction.  Any fractional Share of a Series or Class
shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust or of any Series or Class.

		(f)	Exchange Privilege.  The Trustees shall have the
authority to provide that the holders of Shares of any Series or Class shall have the right to exchange said Shares of one or more other Series or Classes in accordance with such requirements and procedures as may be established by the Trustees.

		(g)	Combination of Series or Classes. The Trustees shall
have the authority, without the approval of the Shareholders of any Series or Class, unless otherwise required by applicable law, to combine the assets and liabilities belonging to a single Series or Class with the assets and liabilities of one or more other
Series or Classes.

		(h)	Elimination of Series or Classes.	At any time that
there are no Shares outstanding of any particular Series or Class previously established and designated, the Trustees may amend this Declaration of Trust to abolish that Series or Class and to rescind the establishment and designation thereof.


ARTICLE IV
THE TRUSTEES

Section 1.	Management of the Trust.

	The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility. The Trustees who shall serve are the undersigned.

Section 2.	Election of Trustees at Meeting of Shareholders.

	On a date fixed by the Trustees, which shall be subsequent to the initial public offering of Shares of the Trust, the Shareholders shall elect Trustees. The number of Trustees shall be determined by the Trustees pursuant to Article IV, Section 6.

Section 3.	Term of Office of Trustees.

	The Trustees shall hold office during the lifetime of this Trust, and until its termination as hereinafter provided; except (a) that any Trustee may resign his office at any time by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed at any time by written instrument signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) that any Trustee who requests in writing to be retired or who has become mentally or physically incapacitated may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) a Trustee may be removed at any special meeting of Shareholders of the Trust by a vote of two-thirds of the outstanding Shares.

Section 4.	Termination of Service and Appointment of Trustees.

	In case of the death, resignation, retirement, removal or mental or physical incapacity of any of the Trustees, or in case a vacancy shall, by reason of an increase in number, or for any other reason, exist, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit. Such appointment shall be effected by the signing of a written instrument by a majority of the Trustees in office. Within three months of such appointment, the Trustees shall cause notice of such appointment to be mailed to each Shareholder at his address as recorded on the books of the Trust. An appointment of a Trustee may be mailed by the Trustees then in office and notice thereof mailed to Shareholders as aforesaid in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted this Trust, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. Any appointment authorized by this Section 4 is subject to the provisions of Section 16(a) of the 1940 Act.

Section 5.	Temporary Absence of Trustee.

	Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two of the Trustees personally exercise the other power hereunder except as herein otherwise expressly provided.

Section 6.	Number of Trustees.

	The number of Trustees, not less than three (3) nor more than twenty (20) serving hereunder at any time, shall be determined by the Trustees themselves.

	Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled or while any Trustee is physically or mentally incapacitated, the other Trustees shall have all the powers hereunder and the certificate signed by a majority of the other Trustees of such vacancy, absence or incapacity, shall be conclusive, provided, however, that no vacancy which reduces the number of Trustees below three (3) shall remain unfilled for a period longer than six calendar months.

Section 7.	Effect of Death, Resignation, etc. of a Trustee.

	The death, resignation, retirement, removal, or mental or physical incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Section 8.	Ownership of Assets.

	The assets belonging to each Series or Class shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustee. All of the assets belonging to each Series or Class or owned by the Trust shall at all times be considered as vested in the Trustees. No Shareholder shall be deemed to have a severable ownership interest in any individual asset belonging to any Series or Class or owned by the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial interest in a Series or Class.


ARTICLE V
POWERS OF THE TRUSTEES

Section 1.	Powers.

	The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust or a Series or Class. The Trustees shall not be bound or limited by present or future laws or customs in regard to trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purpose of this Trust. Without limiting the foregoing, the Trustees shall have the following specific powers and authority, subject to any applicable limitation in this Declaration of Trust or in the By-Laws of the Trust:

		(a)	To buy, and invest funds in their hands in securities
including, but not limited to, common stocks, preferred stocks, bonds, debentures, warrants and rights to purchase securities, certificates of beneficial interest, money market instruments, notes or other evidences of indebtedness issued by any corporation, trust or association, domestic or foreign, or issued or guaranteed by the United States of America or any agency or instrumentality thereof, by the government of any foreign country, by any State of the United States, or by any political subdivision or agency or instrumentality of any State or foreign country, or in "when-issued" or "delayed-delivery" contracts for any such securities, or in any repurchase agreement (agreements under which the seller agrees at the time of sale to repurchase the security at an agreed time and price), or to retain assets belonging to each and every Series or Class in cash, and from time to time to change the investments of the assets belonging to each Series or Class;

		(b)	To adopt By-Laws of the Trust not inconsistent with
the Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders;

		(c)	To elect and remove such officers of the Trust and
appoint and terminate such agents of the Trust as they consider appropriate;

		(d)	To appoint or otherwise engage a bank or trust company
as custodian of any assets belonging to any Series or Class subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

		(e)	To appoint or otherwise engage transfer agents,
dividend disbursing agents, Shareholder servicing agents, investment advisers, sub-investment advisers, principal underwriters, administrative service agents, and such other agents as the Trustees may from time to time appoint or otherwise engage;

		(f)	To provide for the distribution of any Shares of any
Series or Class either through a principal underwriter in the manner hereinafter provided for or by the Trust itself, or both;

		(g)	To set record dates in the manner hereinafter provided
for;

		(h)	To delegate such authority as they consider desirable
to a committee or committees composed of Trustees, including without limitation, an Executive Committee, or to any officers of the Trust and to any agent, custodian or underwriter;

		(i)	To sell or exchange any or all of the assets belonging
to one or more Series or Classes, subject to the provisions of
Article XII, Section 4(b) hereof;

		(j)	To vote or give assent, or exercise any rights of
ownership, with respect to stock or other securities or property;
and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

		(k)	To exercise powers and rights of subscription or
otherwise which in any manner arise out of ownership of securities;

		(l)	To hold any security or property in a form not
indicating any trust, whether in bearer, unregistered or other negotiable form; or either in its own name or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Massachusetts trust companies or investment companies;

		(m)	To consent to or participate in any plan for the
reorganization, consolidation or merger of any corporation or concern, any security of which belongs to any Series or Class; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security which belongs to any Series or Class;

		(n)	To engage in and to prosecute, compound, compromise,
abandon, or adjust, by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, demands, and things relating to the Trust, and out of the assets belonging to any Series or Class to pay, or to satisfy, any debts, claims or expenses incurred in connection therewith, including those of litigation, upon any evidence that the Trustees may deem sufficient (such powers shall include without limitation any actions, suits, proceedings, disputes, claims, demands and things relating tot he
Trust wherein any of the Trustees may be named individually and the subject matter of which arises by reason of business for or on behalf of the Trust);

		(o)	To make distributions of income and of capital gains
to Shareholders;

		(p)	To borrow money but only as a temporary measure for
extraordinary or emergency purposes and then (a) only in amounts not in excess of 5% of the value of its total assets or (b) in any amount up to one-third of the value of its total assets, including the amount borrowed, or (c) by entering into reverse repurchase agreements in amounts not in excess of 20% of its total assets, in order to meet redemption requests without immediately selling any order to meet redemption requests without immediately selling any portfolio securities. The Trustees shall not pledge, mortgage or hypothecate the assets of the Trust, except in connection with any borrowing described herein and in amounts not in excess of the lesser of the dollar amounts borrowed of 10% of the value of the Trust's total assets at the time of such borrowing;

		(q)	From time to time to issue and sell the Shares of any
Series or Class either for cash or for property whenever and in such amounts as the Trustees may deem desirable, but subject to the limitation set forth in Section 3 of Article III;

		(r)	To purchase insurance of any kind, including, without
limitation, insurance on behalf of any person who is or was a Trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Trust as a Trustee, director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such.

	No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

	The Trustees shall have all of the powers set forth in this
Section 1 with respect to all assets and liabilities of each Series and Class.

Section 2.	Principal Transactions.

	The Trustees shall not cause the Trust on behalf of any Series or Class to buy any securities (other than Shares) from or sell any securities (other than Shares) from or sell any securities (other than Shares) to, or lend any assets belonging to any Series or Class to, any Trustee or officer or employee of the Trust or any firm of which any such Trustee or officer is a member acting as principal unless permitted by the 1940 Act, but the Trust may employ any such other party or any such person or firm or company in which any such person is an interested person in any capacity not prohibited by the 1940 Act.

Section 3.	Trustees and Officers as Shareholders.

	Any Trustee, officer or other agent of the Trust or any Series or Class may acquire, own and dispose of Shares of any Series or Class to the same extent as if he were not a Trustee, officer or agent; and the Trustees may issue and sell or cause to be issued or sold Shares of any Series or Class to and buy such Shares from any such person or any firm or company in which he is an interested person subject only to the general limitations herein contained as to the sale and purchase of such Shares; and all subject to any restrictions which may be contained in the By-Laws.

Section 4.	Parties to Contract.

	The Trustees may enter into any contract of the character described in Article VII or in Article IX hereof or any other capacity not prohibited by the 1940 Act with any corporation, firm, trust or association, although one or more of the Shareholders, Trustees, officers, employees or agents of the Trust or any Series or Class or their affiliates may be an officer, director, Trustee, shareholder or interested person of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust or any Series or Class under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, in the absence of actual fraud. The same person (including a firm, corporation, trust or association) may be the other party to contracts entered into pursuant to Article VII or Article IX or any other capacity deemed legal under the 1940 Act, and any individual may be financially interested or otherwise an interested person of persons who are parties to any or all of the contracts mentioned in this
Section 4.

ARTICLE VI
TRUSTEES' EXPENSES AND COMPENSATION

Section 1.	Trustee Reimbursement.

	The Trustees shall be reimbursed from the assets belonging to each particular Series or Class for all of their expenses as such expenses are allocated to and among any one or more of the Series or Classes pursuant to Article III, Section 5(b), including, without limitation, expenses of organizing the Trust or any Series or Class and continuing its or their existence; fees and expenses of Trustees and officers of the Trust; fees for investment advisory services, administrative services and principal underwriting services provided for in Article
VII, Sections 1, 2, and 3; fees and expenses of preparing and printing Registration Statements under the Securities Act of 1933 and the 1940
Act and any amendments thereto; expenses of registering and qualifying the Trust and any Series or Class and the Shares of any Series or Class under federal and state laws and regulations; expenses of preparing, printing and distributing prospectuses and any amendments thereof sent to Shareholders, underwriters, broker-dealers and to investors who may be considering the purchase of Shares; expenses of registering, licensing or other authorization of the Trust or any Series or Class as a broker-dealer and of its or their officers as agents and salesmen under federal and state laws and regulations; interest expenses, taxes, fees and commissions of every kind; expenses of issue (including cost of share certificates), purchase, repurchase and redemption of Shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, Shareholder servicing agents and registrars; printing and mailing costs; auditing, accounting and legal expenses; reports to Shareholders and governmental officers and commissions; expenses of meetings of Shareholders and proxy solicitations therefore; insurance expenses; association membership dues and nonrecurring items as may arise, including all losses and liabilities by them incurred in administering the Trust and any Series or Class, including expenses incurred in connection with litigation, proceedings and claims and the obligations of the Trust under Article XI hereof and the By-Laws to indemnify its Trustees, officers, employees, Shareholders and agents, and any contract obligation to indemnify principal underwriters under Section 3 of
Article VII; and for the payment of such expenses, disbursements, losses and liabilities, the Trustees shall have a lien on the assets belonging to each Series or Class prior to any rights or interests of the Shareholders of any Series or Class. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

Section 2.	Trustee Compensation.

	The Trustees shall be entitled to compensation from the Trust from the assets belonging to any Series or Class for their respective services as Trustees, to be determined from time to time by vote of the Trustees, and the Trustees shall also determine the compensation of all officers, consultants and agents whom they may elect or appoint. The Trust may pay out of the assets belonging to any Series or Class any Trustee or any corporation, firm, trust or other entity of which a Trustee is an interested person for services rendered in any capacity not prohibited by the 1940 Act, and such payments shall not be deemed compensation for services as a Trustee under the first sentence of this
Section 2 of Article VI.

ARTICLE VII
INVESTMENT ADVISER, ADMINISTRATIVE SERVICES,
PRINCIPAL UNDERWRITER AND TRANSFER AGENT

Section 1.	Investment Adviser.

	Subject to a Majority Shareholder Vote by the relevant Series or Class, the Trustees may in their discretion from time to time enter into an investment advisory contract whereby the other party to such contract shall undertake to furnish the Trustees investment advisory services for such Series or Class upon such terms and conditions and for such compensation as the Trustees may in their discretion determine. Subject to a Majority Shareholder Vote by the relevant Series or Class, the investment adviser may enter into a sub-investment advisory contract to receive investment advice and/or statistical and factual information from the sub-investment adviser for such Series or Class upon such terms and conditions and for such compensation as the Trustees may, in their discretion, agree to. Notwithstanding any provisions of this Declaration of Trust, the Trustees may authorize the investment adviser or sub-investment adviser of any person furnishing administrative personnel and Services as set forth in Article VII, Section 2 (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales or exchanges of portfolio securities belonging to a Series or Class on behalf of the Trustees or may authorize any officer or Trustee to effect such purchases, sales, or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees). Any such purchases, sales and exchanges shall be deemed to have been authorized by the Trustees. The Trustees may also authorize the investment adviser to determine what firms shall be employed to effect transactions in securities for the account of a Series or Class and to determine what firms shall participate in any such transactions or shall share in commissions or fees charged in connection with such transactions.

Section 2.	Administrative Services.

	The Trustees may in their discretion from time to time contract for administrative personnel and services whereby the other party shall agree to provide the Trustees administrative personnel and services to operate the Trust or a Series or Class on a daily basis, on such terms and conditions as the Trustees may in their discretion determine. Such services may be provided by one or more entities.

Section 3.	Principal Underwriter.

	The Trustees may in their discretion from time to time enter into an exclusive or nonexclusive contract or contracts providing for the sale of the Shares of a Series or Class to net such Series or Class not less than the amount provided in Article III, Section 3 hereof, whereby a Series or Class may either agree to sell the Shares to the other party to the contract or appoint such other party its sales terms and conditions (including indemnification of principal underwriters allowable under applicable law and regulation) as the Trustees may in their discretion determine not inconsistent with the provisions of this
Article VII; and such contract may also provide for the repurchase or sale of Shares of a Series or Class by such other party as principal or as agent of the Trust and may provide that the other party may maintain a market for shares of a Series or Class.

Section 4.	Transfer Agent.

	The Trustees may in their discretion from time to time enter into transfer agency and shareholder services contracts whereby the other party shall undertake to furnish transfer agency and shareholder services. The contracts shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Declaration of Trust or of the By-Laws. Such services may be provided by one or more entities.

Section 5.	Provisions and Amendments.

	Any contract entered into pursuant to Sections 1 or 3 if this
Article VII shall be consistent with the subject to the requirements of
Section 15 of the 1940 Act (including any amendments thereof or other applicable Act of Congress hereafter enacted) with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or renewal thereof.